Exhibit 10.1  -- Employment Agreement with Edward C. Zimmerman, III, COO


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "AGREEMENT') is dated as of the 10th day of February, 2003. It is made and entered into by and between EZ Travel, Inc., a Nevada corporation having offices located at 500 North Rainbow Boulevard, Suite 300, Las Vegas, Nevada (hereinafter referred to as the "Company"), and Edward C. Zimmerman, III, resident of the State of Nevada, USA (hereinafter referred to as "Employee").

                                    RECITALS

WHEREAS, Employee has specialized skills, experience and knowledge in administration, and business development particularly with startup and early stage companies,

WHEREAS, the Company is desirous of retaining Employee's services and Employee is desirous of formalizing his relationship with the Company, and

WHEREAS, the Company is willing to enter into an employment agreement with the Employee to provide services for the Company, but only upon the terms and condition provided for hereinafter,

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is AGREED, that

1.  SERVICES.

Subject to the provisions of this Section 1 and Sections 6, 7 and 8 hereof, Employee's title shall be Chief Operating Officer. The description of the duties responsibilities and accountabilities shall be, as the Company shall adopt them from time to time. The Company agrees to retain Employee to provide such services under the terms and conditions set forth herein. Employee agrees to render all services under this Agreement in. a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. During the term of this Agreement, Employee shall devote his full time, energy, skill and best efforts to promote Employers business and affairs and to perform his duties hereunder.

2.  COMPENSATION.

The Company shall pay the Employee for his loyal and consistent services as follows:

2.1. Employee shall be paid a salary at the rate of $2,600.00 per month plus an additional sum of $2,400.00 to pay for office rent and incidental expenses for a total of $5,000 per month.

2.2. PAYMENTS. The Company shall pay Employee on the 30th day of each month. The Company will reimburse Employee for Employee's actual, reasonable expenses directly related to the performance of his services hereunder, provided that Employee submits appropriate supporting documentation and that each item of expense has been approved in advance. Employee shall submit, not less frequently than monthly, a report on the Company's standard

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expense report form detailing Employee's reimbursable expenses together with supporting documentation.

2.3 In addition to his regular compensation, the Employee shall receive the benefits of a major medical health plan/insurance, which is to be paid by the Company. This health plan would reimburse the Employee for normal medical expenses, with the exception of any pre-existing medical conditions which are not normally covered in a health plan/insurance policy.

3.  EMPLOYMENT STATUS.

The Company and Employee agree tat Employee is an employee of the Company for every purpose. As an employee of the Company, Employee shall be subject to all policies, rules and regulations established by the Company. Employee shall also have the opportunity to participate in all benefit programs established by the Company and approved by the Company. The purpose of this agreement is to define the terms of the employee's relationship with the Company.

4.  CONTROL.

The Company shall determine the means and manner of performance of any services rendered pursuant to this Agreement. In conformity with the status of the parties, Employee shall not hold himself out to have powers and authority beyond the scope of those defined for the employee by the Company. Employee shall have no right, power or authority to bind the Company to any agreement, contract or other matter outside the scope of authority established by the Company without the express and prior written consent of the Company.

5.  TERMINATION.

5.1. Either party may terminate this agreement by giving the other party thirty (30) days prior written notice. If the Employer terminates this agreement-without Cause defined below in 5.2, the Company shall pay the Employee a break-up fee of $15,000.00, equivalent to three (3) months fees.

5.2. The Employer may terminate this Agreement immediately upon written notice to the Employee. The term "Cause", as used herein, shall mean the loss of any license necessary for the Employee to perform his duties hereunder, or any willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Employer, including, without limitation, (i) the failure or neglect by the Employee to perform his duties hereunder, (ii) the violation or attempted violation of any provision hereof,
(iii) the commission of any felony, including, without limitation, any fraud against the Employer, any of its affiliates, clients or customers of the Employer.

6.  CONFIDENTIALITY.

6.1. Employee acknowledges he will have access to operating, financial and other information of Employer and customers of the Employer including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the Employer ("Confidential Information"). Employee also acknowledges that the foregoing provides Employer with a competitive advantage (or that could be used to the disadvantage of the Employer by a competitor). Employee also acknowledges the interest of the Employer in maintaining the confidentiality of such information and Employee shall not, nor any person

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acting on behalf of Employee, divulge, disclose or make known in any way or use for the individual benefit of Employee or others any of such Confidential Information. The foregoing is not applicable to such Confidential Information that is established by Employee to be in the public domain otherwise than as a result of its unauthorized disclosure by Employee or any other person.

6.2. The customers of the Employer entrust the Employer with responsibility for their business in the expectation that the Employer will hold all such matters, including in some cases the fact that they are doing business with the Employer and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). Employee covenants that after the termination of his employment with the Employer, he will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

6.3. Employee hereby assigns to the Employer his entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by him or jointly with others, whether or not such developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the Employer. Employee, after the termination of its employment with Employer, shall return to the Employer (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the Employer ("Employer Documents") including, but not limited to, documents generated by Employee pursuant to his relation with the Employer.

6.4. Employee acknowledges that the Employer has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the post-employment activities of Employee, Employee goes to work or becomes affiliated with a competitor of the Employer.

6.5. Employee further acknowledges that all customers he services or dealt with while employed with the Employer are customers of the Employer and not
Employee's personally.   Employee also acknowledges that, by virtue of his
employment with the Employer, Employee has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the Employer, and that Employee will not use such Customer Confidences and Confidential Information at any time.

7.  COVENANTS NOT TO COMPETE OR SOLICIT.

7.1. The Employee undertakes that during the term of this Agreement and for 24 months thereafter, he will not, directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with, or participate in any business that competes with, the Employer; provided that the Employee may invest in (i) the securities of any business or enterprise (but without otherwise participating in the activities of such business or enterprise) which are listed on a national or regional securities exchange or traded in the over-the-counter market, and (ii) equity interests of the Employer, of

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any member thereof.

7.2. The Employee undertakes that during the term of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee, or in any other capacity as principal or agent), do any of the following:

7.2.1. Hire, or attempt to hire for employment, any person who is an employee of the Employer on the date of such termination of employment, or attempt to influence any such person to terminate his employment by the Employer; or

7.2.2. In any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its employees, or disparage the business or reputation of the Employer to any such person.

7.2.3. The Employee undertakes that during the term of this Agreement and for 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

   7.2.3.1. Solicit, service or accept any actual or prospective accounts, clients or customers of the Employer during the period of the Employee's employment by the Employer;

   7.2.3.2. Influence or attempt to influence any of the accounts, customers or clients referred to in Section 7.2.3 to transfer their business or patronage from the Employer to any other person or company engaged in a similar business;

   7.2.3.3. Directly assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 7.2.3; or

   7.2.3.4. In any other manner directly interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its accounts, customers or clients referred to in Subsection 7.2.4, or any other person, or disparage the business or reputation of the Employer to any such person.

7.2.4. The Employer undertakes that during the term of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly, disparage the business or reputation of the Employee to any accounts, customers or clients referred to in this Section 7, or any other person.

8.  RETURN OF DOCUMENTS.

On termination of the Employee's employment with the Company, or at any time upon the request of the Company or its affiliates, the Employee shall return to the Employer all documents, including all copies thereof, and all other property relating to the business or affairs of the Employer, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the "Materials"),

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in his possession or control, no matter from whom or in what manner he may have
acquired such property.   The Employee acknowledges and agrees that all of the
Materials are property of the Employer and releases all claims of right of ownership thereto.

9.  ENFORCEMENT OF COVENANTS.

The parties acknowledge and agree that the covenants contained in Sections 6, 7 and 8 are essential elements of this Agreement and that, but for the agreements of the Employee to comply with such covenants, the Employer would not have entered into this Agreement. The parties further acknowledge and agree that a breach by the Employee of the covenants contained in Sections 6, 7 and 8 may result in irreparable injury to the Employer for which there is no adequate remedy at law and that the Employer shall be entitled to seek enforcement of the same by means of a temporary restraining order and/or a preliminary or permanent injunction issued by any court having jurisdiction thereof In the event that the Employee breaches any of the covenants contained in Sections 6, 7 and 8, the Employer shall be entitled to an accounting and repayment of all profits, Commissions and benefits the Employee receives in connection with such
breach.   The Employee agrees to indemnify and hold harmless the Employer against all of its costs and expenses (including, without limitation, reasonable attorneys fees and expenses) incurred in connection with the enforcement of the covenants contained in Sections 6, 7 and 8, except, with respect to the enforcement of any such covenant by the Employer, to the extent that the Employer is the prevailing party in any action or proceeding commenced by the Employer in connection therewith. The covenants contained in Sections 6, 7 and 8 shall survive the termination of this Agreement. The remedies provided in this Section 9 shall be in addition to, and not in lieu of, any other remedies and relief including damages to which the Employer may be entitled.

10.  BLUE-PENCIL.

If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of the Employee under Sections 6, 7 and 8 herein too lengthy, the other provisions of those Sections 6, 7 and 8 shall nevertheless stand, the period of restriction shall be deemed to be the longest
period permissible by law under the circumstances.   The court in each case
shall reduce the period of restriction to permissible duration.

11.  MUTUAL INDEMNITIES.

THE COMPANY AND EMPLOYEE JOINTLY AGREE TO AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS' FEES, FOR INJURY TO OR DEATH OF ANY PERSON, OR FOR DAMAGE TO ANY PROPERTY, ARISING OUT OF EITHER NEGLIGENCE OR MISCONDUCT IN CONNECTION WITH THE WORK DONE BY EMPLOYEE UNDER THIS AGREEMENT; PROVIDED THAT THIS INDEMNIFICATION SHALL NOT APPLY IN THE EVENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE EMPLOYEE.

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12.  TERM.

This Agreement shall have no defined term. Either party may terminate this agreement by giving the other party thirty (30) days prior written notice. If the Employer terminates this agreement-without Cause defined above in 5.2, the

Company shall pay the Employee a break-up fee of $15,000.00, equivalent to three (3) months fees.

13.  ASSIGNMENT OF CONTRACT.

The Employee may not assign his rights under this Agreement without the written consent of the Company.

14.  GOVERNING LAW.

This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflict of laws. Any disputes wit respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal or state court of competent jurisdiction located in the City of Las Vegas, State of Nevada. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

15.  ENTIRE AGREEMENT AMENDMENT.

This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification shall be valid or binding unless made in writing and signed by the parties to this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the Company and Employee with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties relating in any way to Employee's services for the Company.


16.  NOTICES.

All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier;- or (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following: (a) If personally delivered, the date of delivery to the address of the person to receive such notice; (b) If delivered by overnight commercial earner, one day following the receipt of such communication by such carrier from the sender as shown on the sender's delivery invoice from such carrier; or (c) If mailed, two
(2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effective unless and until received.

Any such notice or other communication so delivered shall be addressed to the party to be served at the address set forth below:

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THE COMPANY                               EMPLOYEE
-----------                               --------


EZ Travel, Inc.                           Edward C. Zimmerman, III
500 N.  Rainbow Blvd., Suite 300          3415 Ocatillo Mesa Way
Las Vegas, Nevada 89107                   North Las Vegas, Nevada 89031

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept, or the inability to deliver because of changed address for which no notice was given, shall be deemed to constitute receipt of the notice or communication sent.

17.  MODIFICATION AND WAIVER.

No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the Company and Employee. No course of dealing between the Company and Employee, nor any waiver by the Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Employee.

18.  REMEDIES FOR BREACH.

Employee recognizes and acknowledges that the remedy at law for a breach by Employee of any of the covenants contained in this Agreement shall be inadequate. Employee agrees that the Company, in addition to all other legal and equitable remedies it may have, shall have the right to injunctive relief to enforce the provisions of this Agreement if there is such a breach or
threatened breach.   The Company hereby expressly reserves the right to offset
any costs it incurs as a result of any breach of this Agreement by Employee against any amounts payable to Employee hereunder and the right to -terminate this Agreement upon written notice for a breach of this Agreement by Employee. Both parties shall have all other rights and remedies available at law or in equity for a breach or threatened breach of this Agreement. Employee agrees that all sums payable to it under this Agreement shall be available to the Company to satisfy Employee's breach of this Agreement and to satisfy Employee's indemnity agreement set forth herein. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees from the other party.

19.  REMOVAL OF ILLEGAL, INVALID-OR UNENFORCEABLE PROVISIONS.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision may be removed. Thereafter, the Agreement shall be considered to be legal, valid or enforceable provision as though the removed provision had never comprised a part of the Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by their removal from this Agreement.

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20.  NO PARTNERSHIP OR JOINT VENTURE.

Nothing in this Agreement is either intended and should not in any way be construed to create any form of joint venture, partnership or agency relationship of any kind between the Company and Employee. The parties expressly disclaim any intention of any kind to create any such relationship between themselves.

21.  TRAVEL POLICY.

All travel arrangements must be consistent with the policies and practices adopted by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first set forth above.

EZ Travel, Inc.
("The Company")

By: /s/ Edward C. Zimmerman, III, PRESIDENT & C.O.O.
        --------------------------------------------

Date: 2/10/2003
      ---------


Title: Chief Operating Officer



Edward C.  Zimmerman, III
("EMPLOYEE"):


Edward C. Zimmerman, III
------------------------


Date: 2/10/2003
      ---------

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